SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event Reported): December 9, 2003


                               LEVI STRAUSS & CO.
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             (Exact name of registrant as specified in its charter)


        DELAWARE                      333-36234                94-0905160
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(State or Other Jurisdiction   (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                      Identification No.)


                               1155 BATTERY STREET
                         SAN FRANCISCO, CALIFORNIA 94111
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          (Address of principal executive offices, including zip code)



                                 (415) 501-6000
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             (Registrant's telephone number, including area code)



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibit

99.1     Press release of S&P dated December 9, 2003.

ITEM 9.  REGULATION FD DISCLOSURE

         On December 9, 2003, Standard & Poor's Ratings Services ("S&P") issued a press release announcing that it lowered Levi Strauss & Co.'s long-term corporate credit and senior unsecured debt ratings to 'CCC' from 'B.' In addition, the company's $650 million asset-based loan was lowered to 'B' from 'BB' and its $500 million term loan was lowered to 'B-' from 'BB-.' Attached hereto as Exhibit 99.1 is a copy of S&P's press release dated December 9, 2003 titled "Levi Strauss & Co.'s Ratings Lowered to 'CCC'; Removed From CreditWatch."

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    LEVI STRAUSS & CO.


DATE: December 10, 2003                     By:    /s/ Gary W. Grellman
                                                   --------------------
                                            Name:  Gary W. Grellman
                                            Title: Vice President and Controller

                                  EXHIBIT INDEX


 Exhibit Number                   Description
 --------------                   -----------

    99.1         Press release of S&P's Ratings Services dated December 9, 2003.

                                                                    Exhibit 99.1



    Levi Strauss & Co.'s Ratings Lowered to 'CCC'; Removed From CreditWatch

NEW YORK (Standard & Poor's) Dec. 9, 2003--Standard & Poor's Ratings Services said today that it lowered its long-term corporate credit and senior unsecured debt ratings on Levi Strauss Inc. to 'CCC' from 'B'. At the same time, the bank loan rating on the company's $650 million asset-based revolving credit facility due 2007 was lowered to 'B' from 'BB' and the rating on the $500 million term loan facility due 2006 was lowered to 'B-' from 'BB-'.

The outlook is developing.

The ratings are removed from CreditWatch, where they were placed Nov. 13, 2003, following the firm's announcement that it was revising its revenues and operating expectations downwards.

San Francisco, Calif.-based Levi Strauss had about $2.3 billion in total debt outstanding at Aug. 24, 2003.

"The rating actions follow Standard & Poor's operational review and Levi Strauss' announcement that it has hired Alvarez & Marsal (A&M) to accelerate the company's turnaround plan after a period of lackluster sales and poor performance," said Standard & Poor's credit analyst Susan Ding. At the same time, the company announced the departure of its chief financial officer. A&M is expected to advise Levi's on strategies to reduce debt and costs. Furthermore, operating results and financial measures will be weaker than Standard & Poor's expectations in light of the revised revenue and earnings figures. Standard & Poor's remains concerned about the company's ability to revitalize sales and margins given the current soft retail environment.

While there are currently no immediate liquidity issues, the beneficial impact of any recommended cost and debt reduction strategies will not likely be realized in the near term. More important, with the management changes and the retention of A&M, the company's business direction is uncertain, Standard & Poor's recognizes that, with A&M currently exploring alternatives, the ultimate outcome of Levi's financial strategies could be detrimental to bondholders.

The ratings reflect San Francisco, Calif.--based Levi Strauss & Co.'s leveraged financial profile and its participation in the highly competitive denim and casual pants market. The ratings also reflect the inherent fashion risk in the apparel industry. This is somewhat offset by the company's well-recognized brand names in jeans and other apparel.

The ratings also reflect a series of events that have plagued the company and undermined management's credibility in recent months:

        --A lawsuit by two former employees alleges financial improprieties related to the company's foreign subsidiaries.

        --Improper tax deductions have led to restatements of financial statements and a delay in the filing of the company's most recent 10Q report.

        --As mentioned before, Levi's recently announced that 2003 revenues and earnings will be below original estimates.

        --The company has retained A&M to accelerate its turnaround plan.

Although Levi's has implemented restructuring efforts in which it closed substantially all of its domestic manufacturing facilities, reduced overhead costs, and refocused its marketing organization to be more customer oriented, it is still challenged to stem the deterioration in sales, which have declined significantly in recent years--to $4.1 billion in fiscal 2002 from more than $7.0 billion in fiscal 1996.

Complete ratings information is available to subscribers of RatingsDirect, Standard & Poor's Web-based credit analysis system, at www.ratingsdirect.com. All ratings affected by this rating action can be found on Standard & Poor's public Web site at www.standardandpoors.com; under Credit Ratings in the left navigation bar, select Credit Ratings Actions.

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